Exhibit 99.1

Intelligent Bio Solutions Reports Fiscal 2025 Fourth Quarter and Full Year Results, Highlighting Progress on Planned U.S. Market Expansion, Revenue Growth and Increased Operational Efficiencies

Company advanced efforts to secure U.S. FDA 510(k) clearance to advance on path towards planned U.S. market expansion beyond Forensic Use Only settings

Fourth quarter sequential and year-on-year revenue growth of 16%, supported by increased demand for drug testing cartridges

NEW YORK, August 15, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced its financial results and operational highlights for the fiscal fourth quarter and full-year ended June 30, 2025.

Fiscal 2025 marked a year of growth for the Company, driven by higher-margin cartridge sales, operational streamlining, and regulatory advancements that support future expansion in the U.S. market, beyond current Forensic Use Only settings. The Company continues to expand its commercial presence internationally, with an active customer base exceeding 450 accounts across 24 countries, and 18 distribution partners.

“Fiscal 2025 was a pivotal year for our business as we continued to lay the foundation for global growth,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “We delivered sequential growth over fiscal quarters three and two, driven by increased cartridge revenue, improved operational discipline, and growing international momentum. As we enter fiscal 2026, we’re focused on three strategic priorities: further accelerating growth, advancing operational excellence, and expanding beyond Forensic Use Only settings in the U.S. Our FDA regulatory pathway remains on track, and we are committed to achieving FDA clearance to expand into the U.S., the world’s largest drug screening market, and deliver our non-invasive solution to more organizations seeking fast, dignified, and reliable testing alternatives.”

Progress Toward FDA Clearance and U.S. Market Expansion

INBS remains focused on securing FDA 510(k) clearance for its opiate test system for codeine in the U.S., enabling broader use beyond current Forensic Use Only settings. In fiscal 2025, the Company advanced its regulatory strategy through increased engagement with regulatory consultants, refined clinical study design, and the generation of new scientific and clinical data to support its submission.

●	The Company’s submission to the FDA was supported by a comprehensive dataset comprising new positive data that further validates the security and performance of its innovative fingerprint sweat-based drug screening technology.
●	INBS submitted performance data derived from advanced quantification methods, including human eccrine sweat testing. An Ultra-Micro Balance scale confirmed the system’s capability to detect and analyze the minute sweat volumes present in a single fingerprint.
●	The application reflects strategic input from specialized FDA consultants and expert third party partners.

●	Regulatory expansion efforts beyond the U.S. continue, with active scoping underway in Canada, Indonesia, and the Philippines.
●	U.S. market research efforts have progressed beyond initial scoping, with micro-level analysis underway to assess regulatory barriers, relevant drug testing legislation, population distribution, and regional industry concentrations.

Expansion Across Key Markets

Revenue from sales of goods in fiscal Q4 increased by 16% year-on-year and quarter-on-quarter, supported by increased demand for drug testing cartridges, steady account acquisition across safety-critical sectors and growing partnerships. Cartridge sales remained the Company’s highest-margin revenue stream, contributing a growing share of total income and reinforcing the strength of its recurring revenue model.

●	2025 fiscal fourth quarter revenue reached $843,884, up 16% year-on-year from 2024 fiscal fourth quarter revenue of $727,824 and up 16% quarter-on-quarter from 2025 fiscal third quarter revenue of $728,867, reflecting steady sequential growth.
●	Revenue from cartridge sales increased 9% quarter-on-quarter, 24% year-on-year for the fiscal fourth quarter, and 14% year-on-year for the full fiscal year.
●	Revenue from reader sales increased 15% quarter-on-quarter.
●	The Company secured 115 new accounts throughout the year, bringing the total active customer base to over 450. The Company expects this accelerated pace of new active account growth to continue into the future.
●	New distributor partnerships and deployments in large-scale transport, logistics and construction networks underpinned strategic growth across the UK, Europe, and the Middle East.

Operational Efficiencies and Business Localization Strengthen Fundamentals

The Company implemented targeted measures to improve gross margins and reduce net loss, including product enhancements, manufacturing improvements, systems upgrades and the use of localized strategies and automation.

●	The multilingual upgrade of the Intelligent Fingerprinting Drug Screening System was completed, with support for Arabic and Latin American Spanish now available.
●	Regionally localized websites were launched in Italian, Spanish and Arabic, supporting international partners and end users in Europe, the Middle East, and Latin America.
●	The Company fully optimized its CRM system, HubSpot, enabling region-specific workflows, lead tracking, and automation efforts to improve conversion tracking, marketing effectiveness and customer engagement.
●	The Company commenced implementation of a new accounting system that will enhance its internal controls by improving efficiency, accuracy, and reliability in financial reporting and data management. Additionally, it commenced implementing a new accounting system for its subsidiary Intelligent Fingerprinting Limited and plans to complete this by the third fiscal quarter of FY 2025–26.
●	The addition of a sixth U.S. patent strengthened the Company’s intellectual property portfolio and reinforced its long-term defensibility.

“We’ve achieved an enormous amount over fiscal 2025, delivering quarter-on-quarter growth, with accelerated momentum in the second half,” said Spiro Sakiris, Chief Financial Officer at Intelligent Bio Solutions. “This consistent performance reflects the growing traction of our testing solutions in key markets and gives us confidence in our trajectory as we move into fiscal 2026.”

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

Intelligent Bio Solutions Inc.

Consolidated Balance Sheets

	As of June 30,	As of June 30,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$1,019,909	$6,304,098
Accounts receivable, net	594,614	429,704
Inventories, net	635,215	777,537
Research and development tax incentive receivable	734,408	525,332
Assets held for sale	327,500	-
Other current assets	826,976	497,572
Total current assets	4,138,622	8,534,243
Property and equipment, net	251,325	565,850
Operating lease right-of-use assets	69,520	306,744
Intangibles, net	3,790,319	4,372,026
Total assets	$8,249,786	$13,778,863

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,534,246	$1,704,568
Current portion of operating lease liabilities	84,659	274,834
Deferred grant income	-	2,486,668
Current employee benefit liabilities	534,990	469,381
Notes payable	197,146	515,282
Total current liabilities	5,351,041	5,450,733
Employee benefit liabilities, less current portion	84,921	63,615
Operating lease liabilities, less current portion	-	81,324
Total liabilities	5,435,962	5,595,672

Commitments and contingencies (Note 16)

Shareholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 7,323,377 and 7,323,261 shares issued and outstanding, as of June 30, 2025, respectively; 3,456,116 and 3,456,000 shares issued and outstanding, as of June 30, 2024 respectively	73,230	34,557
Treasury stock, at cost, 116 shares as of June 30, 2025 and 2024	(1)	(1)
Additional paid-in capital	65,783,916	60,971,740
Accumulated deficit	(62,533,065)	(51,964,332)
Accumulated other comprehensive loss	(327,944)	(712,614)
Total consolidated Intelligent Bio Solutions Inc. equity	2,996,136	8,329,350
Non-controlling interest	(182,312)	(146,159)
Total shareholders’ equity	2,813,824	8,183,191
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,249,786	$13,778,863

Intelligent Bio Solutions Inc.

Consolidated Statements of Operations and Other Comprehensive Income (Loss)

	Year ended June 30,
	2025	2024
Revenue	$3,052,532	$3,111,781
Cost of revenue (exclusive of amortization shown separately below)	(1,805,673)	(1,686,155)
Gross profit	1,246,859	1,425,626

Other income
Government support income	816,901	424,776

Operating expenses
Selling, general and administrative expenses	(8,883,917)	(9,258,496)
Development and regulatory approval expenses	(2,396,513)	(1,673,806)
Depreciation and amortization	(1,207,875)	(1,201,274)
Impairment of long-lived assets	(220,062)	-
Total operating expenses	(12,708,367)	(12,133,576)
Loss from operations	(10,644,607)	(10,283,174)

Other income (expense), net
Interest expense	(60,890)	(167,140)
Realized foreign exchange loss	(911)	(1,178)
Fair value gain on revaluation of financial instrument	-	175,738
Interest income	101,522	84,822
Total other income, net	39,721	92,242
Net loss	(10,604,886)	(10,190,932)
Net loss attributable to non-controlling interest	(36,153)	(34,173)
Net loss attributable to Intelligent Bio Solutions Inc.	$(10,568,733)	$(10,156,759)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	384,670	(137,118)
Total other comprehensive income (loss)	384,670	(137,118)
Comprehensive loss	(10,220,216)	(10,328,050)
Comprehensive loss attributable to non-controlling interest	(36,153)	(34,173)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	(10,184,063)	(10,293,877)

Net loss per share, basic and diluted	$(2.00)	$(6.38)
Weighted average shares outstanding, basic and diluted	5,273,643	1,592,746